UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 6, 2025

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-38955	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed on April 24, 2025, HarborOne Bancorp, Inc. (“HarborOne” or the “Company”), HarborOne Bank, a wholly owned subsidiary of HarborOne (“HarborOne Bank”), Eastern Bankshares, Inc. (“Eastern”), and Eastern Bank, a wholly owned subsidiary of Eastern (“Eastern Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Eastern will acquire HarborOne and HarborOne Bank through the merger of HarborOne with and into Eastern, with Eastern as the surviving entity (the “Merger”). The Merger Agreement further provides that following the Merger, at a time to be determined by Eastern, HarborOne Bank will merge with and into Eastern Bank, with Eastern Bank as the surviving bank (the “Bank Merger” and, together with the Merger, the “Proposed Transaction”).

In connection with the Proposed Transaction, Eastern filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2025, a registration statement on Form S-4 containing a proxy statement/prospectus, as amended, and HarborOne filed a definitive proxy statement and Eastern filed a definitive proxy statement/prospectus with the SEC, dated June 27, 2025 (the “proxy statement/prospectus”), with respect to the special meeting of HarborOne shareholders scheduled to be held on August 20, 2025. HarborOne first mailed the proxy statement/prospectus to its shareholders on or about July 2, 2025.

In connection with the Proposed Transaction, from June 23, 2025, to July 31, 2025, HarborOne received 11 demand letters from purported HarborOne shareholders (“Demand Letters”), alleging that the proxy statement/prospectus omits material information in violation of federal securities laws and state law disclosure requirements and demanding that Eastern and HarborOne provide additional disclosures in an amendment or supplement to the proxy statement/prospectus. In addition, on July 28, 2025, a purported individual shareholder of the Company filed a complaint in New York state court, captioned William Johnson v. HarborOne Bancorp, Inc., et al., No. 654471/2025 (N.Y. Sup. Ct., N.Y. Cnty.), naming as defendants the Company and certain members of the Company’s board of directors as of the date of the Merger Agreement (“Johnson”). On July 29, 2025, an additional case was filed by a purported individual shareholder of the Company in the same court against the same defendants, captioned Paul Parshall v. HarborOne Bancorp, Inc., et al., No. 654489/2025 (N.Y. Sup. Ct., N.Y. Cnty.) (“Parshall”). The Johnson and Parshall cases, and any similar subsequently filed cases involving the Company, Eastern, their respective boards of directors, or any committee thereof and/or any of their directors or officers relating directly or indirectly to the Merger Agreement, the Merger, the Proposed Transaction, or any related transaction, are referred to as the “Merger Litigations.” The Merger Litigations filed to date generally allege that the proxy statement/prospectus omits material information and assert claims for negligent misrepresentation and concealment and negligence under New York common law. The Merger Litigations filed to date seek, among other things, an injunction enjoining consummation of the Merger, rescission of the Merger, costs of the actions, including attorneys’ fees and experts’ fees and expenses, and any other relief the court may deem just and proper. HarborOne believes that the Johnson and Parshall cases are without merit, that no supplemental disclosures are required under applicable law, and that the requested additional disclosures are immaterial. HarborOne and its directors intend to vigorously defend against each Merger Litigation and any subsequently filed similar actions. It is possible that additional Demand Letters may be received or additional Merger Litigations may be filed arising out of the Proposed Transaction between August 6, 2025, and consummation of the Proposed Transaction. Eastern and HarborOne cannot predict the outcome of or estimate the possible loss or range of loss from the Merger Litigations. Absent new or significantly different allegations, Eastern and HarborOne will not necessarily disclose such additional demand letters or filings.

Eastern and HarborOne deny all allegations in the Merger Litigations and the Demand Letters and believe that no additional disclosure is required in the proxy statement/prospectus. However, in order to moot the disclosure claims, avoid nuisance, cost and distraction, and with the goal of precluding any effort to delay the special meeting of HarborOne shareholders or the closing of the Proposed Transaction, Eastern and HarborOne hereby make additional disclosures (the “Supplemental Disclosures”) to supplement the disclosures contained in the proxy statement/prospectus. HarborOne and the HarborOne board of directors deny that they have violated any laws or breached any duties to their shareholders in connection with the proxy statement/prospectus, and none of the Supplemental Disclosures nor any other disclosure in this Current Report on Form 8-K should be construed as an admission of the legal necessity or materiality under applicable laws of any Supplemental Disclosures. This decision to make the Supplemental Disclosures will not affect the merger consideration to be paid in connection with the Proposed Transaction or the timing of the special meeting of HarborOne’s shareholders. The Supplemental Disclosures are included below and should be read in conjunction with the proxy statement/prospectus.

SUPPLEMENTAL DISCLOSURES TO THE PROXY STATEMENT/PROSPECTUS

The following supplemental disclosures supplement the proxy statement/prospectus filed with the SEC on June 27, 2025, and first mailed to shareholders of HarborOne as of July 2, 2025, and should be read in connection with the proxy statement/prospectus, which should be read in its entirety and is available free of charge on the SEC’s website at http://www.sec.gov. Page number references below are to page numbers in the proxy statement/prospectus, and capitalized terms used but not defined herein have the meanings set forth in the proxy statement/prospectus. To the extent the information in the supplemental disclosures differs from or conflicts with the information contained in the proxy statement/prospectus, the information set forth in the supplemental disclosures shall be deemed to supersede the respective information in the proxy statement/prospectus. Underlined text shows text being added to a referenced disclosure in the proxy statement/prospectus, and deleted text is stricken through.

The disclosure under the heading “THE MERGER – Background of the Merger” is hereby supplemented by amending and restating the tenth paragraph on page 47 of the proxy statement/prospectus as follows:

On March 7, 2025, following the completion of its diligence of HarborOne, Eastern indicated that due to due diligence and market conditions it was prepared to enter into an all-stock transaction with a fixed exchange ratio of 0.75 shares of Eastern common stock for each share of HarborOne common stock, which valued HarborOne common stock at $12.17 based on the closing market price of Eastern common stock on March 7, 2025. Eastern’s reason for its adjustment to the proposed exchange ratio included reduced analyst estimates of HarborOne’s 2026 net income and changes to Eastern’s assumptions relating to HarborOne’s rate mark, credit mark, and deposit runoff. Eastern’s proposal included an assumption that the combined company would enjoy cost savings of approximately 40% of HarborOne’s non-interest expenses.

The disclosure under the heading “THE MERGER – Background of the Merger” is hereby supplemented by amending and restating the third paragraph on page 48 of the proxy statement/prospectus as follows:

On April 7, 2025, Eastern submitted a non-binding expression of interest providing for an all-stock transaction with a fixed exchange ratio of 0.765 shares of Eastern common stock for each share of HarborOne common stock. Eastern’s proposal included an assumption that the combined company would enjoy cost savings of approximately 40% of HarborOne’s non-interest expenses. That exchange ratio valued HarborOne common stock at $11.12 based on the closing market price of Eastern common stock on April 7, 2025. The expression of interest also provided that two HarborOne directors selected by Eastern would become members of the board of directors of Eastern and Eastern Bank following the closing of the transaction.

The disclosure under the heading “THE MERGER – Opinion of HarborOne’s Financial Advisor - Selected Companies Analysis” is hereby amended by deleting the last sentence of the first paragraph of this subsection and the list of selected companies following the first paragraph of this subsection on page 55 of the proxy statement/prospectus and restating it as follows:

The following selected companies (and respective financial and valuation metrics, defined in the following paragraph) were deemed relevant by Raymond James:

	Balance Sheet			Asset Quality		LTM Income Statement
	Assets	TCE/	Loans/	LLRs/	NPAs/	Core	Core		Efficiency
Selected Companies for HarborOne	($M)	TA	Deposits	Loans	Assets	ROAA	ROATCE	NIM	Ratio
ConnectOne Bancorp, Inc.	9,880	9.5%	105.8%	1.00%	0.58%	0.78%	7.7%	2.72%	55.6%
Flushing Financial Corporation	9,039	7.8%	94.0%	0.59%	0.57%	0.32%	4.4%	2.15%	80.8%
Univest Financial Corporation	8,128	8.9%	101.0%	1.27%	0.41%	0.97%	11.2%	2.86%	65.7%
Tompkins Financial Corporation	8,109	7.7%	93.0%	0.94%	0.80%	0.90%	12.0%	2.79%	66.3%
Kearny Financial Corp.	7,731	8.3%	102.1%	0.77%	0.49%	0.08%	1.0%	1.84%	77.2%
Metropolitan Bank Holding Corp.	7,616	9.6%	98.3%	1.07%	1.21%	0.90%	9.4%	3.59%	62.3%
Peapack-Gladstone Financial Corporation	7,121	8.2%	89.8%	1.31%	1.36%	0.47%	5.7%	2.43%	77.1%
Washington Trust Bancorp, Inc.	6,586	7.0%	101.1%	0.80%	0.33%	0.66%	11.1%	1.97%	69.6%
TrustCo Bank Corp NY	6,339	10.8%	93.1%	0.99%	0.33%	0.81%	7.5%	2.59%	61.1%
CNB Financial Corporation	6,296	8.4%	84.4%	1.03%	0.89%	0.90%	10.0%	3.42%	66.1%
Shore Bancshares, Inc.	6,231	7.2%	86.3%	1.21%	0.40%	0.94%	13.2%	3.10%	61.3%
Financial Institutions, Inc.	6,117	8.1%	87.7%	1.07%	0.68%	0.68%	10.2%	2.86%	78.2%
Camden National Corporation	5,805	7.6%	88.8%	0.87%	0.11%	0.95%	13.1%	2.46%	62.1%
Northfield Bancorp, Inc.	5,666	11.8%	97.2%	0.87%	0.36%	0.48%	4.2%	2.10%	67.4%
Mid Penn Bancorp, Inc.	5,471	9.8%	94.7%	0.80%	0.41%	0.91%	11.2%	3.11%	64.9%
Peoples Financial Services Corp.	5,092	7.2%	90.6%	1.05%	0.45%	0.54%	7.3%	2.84%	63.6%
Hingham Institution for Savings	4,523	9.7%	153.5%	0.69%	0.04%	0.37%	3.7%	1.19%	55.7%
Arrow Financial Corporation	4,306	8.8%	88.7%	0.99%	0.50%	0.79%	9.3%	2.74%	66.7%

	Price/	Price/	Price/	Price/
Selected Companies for HarborOne	TBV	LTM Core EPS	2025 Est. EPS	2026 Est. EPS
ConnectOne Bancorp, Inc.	93%	12.3x	9.4x	7.0x
Flushing Financial Corporation	58%	12.8x	10.1x	8.0x
Univest Financial Corporation	116%	11.0x	11.3x	10.2x
Tompkins Financial Corporation	137%	11.8x	10.6x	9.4x
Kearny Financial Corp.	63%	NM	13.7x	7.7x
Metropolitan Bank Holding Corp.	90%	10.2x	8.3x	6.9x
Peapack-Gladstone Financial Corporation	83%	15.3x	10.8x	6.9x
Washington Trust Bancorp, Inc.	117%	10.5x	10.2x	8.9x
TrustCo Bank Corp NY	84%	11.6x	NA	NA
CNB Financial Corporation	87%	9.1x	8.6x	6.5x
Shore Bancshares, Inc.	99%	7.8x	8.2x	7.5x
Financial Institutions, Inc.	97%	9.2x	7.3x	6.3x
Camden National Corporation	130%	10.5x	8.9x	7.7x
Northfield Bancorp, Inc.	64%	15.1x	11.8x	8.3x
Mid Penn Bancorp, Inc.	101%	9.4x	10.1x	9.4x
Peoples Financial Services Corp.	120%	15.4x	8.3x	7.2x
Hingham Institution for Savings	125%	NM	NA	NA
Arrow Financial Corporation	111%	12.5x	10.2x	8.6x

The disclosure under the heading “THE MERGER – Opinion of HarborOne’s Financial Advisor – Discounted Cash Flow Analysis” is hereby supplemented by amending and restating the first paragraph of this subsection on page 56 of the proxy statement/prospectus as follows:

Raymond James performed a discounted cash flow analysis of HarborOne based on the Projections. Raymond James calculated projected free cash flows to maintain a tangible common equity ratio of 8%, which projected free cash flows were $74.8 million for 2025, $9.0 million for 2026, $16.3 million for 2027, $17.5 million for 2028, and $18.8 million for 2029. Consistent with the periods included in the Projections, Raymond James used estimated calendar year 2029 as the final year for the analysis and applied multiples, ranging from 8.0x to 12.0x, which range was selected based on Raymond James’s professional judgment and industry experience, to estimated calendar year 2029 adjusted earnings of $44.2 million, which was based on the Projections, to derive a range of estimated terminal values for HarborOne in 2029. For purposes of the discounted cash flow analysis, Raymond James assumed, at the direction of HarborOne, that HarborOne had 43.4 million diluted shares outstanding. The projected free cash flows and terminal values were discounted to present value using rates ranging from 11.5% to 13.5%. The discount rate range was chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of HarborOne common stock and was selected by Raymond James based on factors Raymond James considered appropriate based on its professional judgment and industry experience, which included, among other things, risk-free rate, equity risk premium, levered beta and size premium. The results of the discounted cash flow analysis indicated a range of ~~values~~value for HarborOne from $7.10 per share to $9.98 per share, which Raymond James compared to $11.87, the per share value of the merger consideration for the purposes of the Raymond James opinion. The discounted cash flow analysis is a widely used valuation methodology, but the results of ~~such~~the methodology are highly dependent on the assumptions that ~~must be~~are made, including asset and earnings growth rates, terminal values and discount rates, and the results are not necessarily indicative of actual value or future results.

The disclosure under the heading “THE MERGER – Opinion of HarborOne’s Financial Advisor - Selected Transactions Analysis” is hereby amended by deleting the last sentence of the first paragraph of this subsection and the list of transactions following the first paragraph of this subsection on page 56-57 of the proxy statement/prospectus and restating it as follows:

The selected transactions (with respective transaction announcement dates and respective financial and valuation metrics, defined in the following paragraph) used in the analysis included:

	Announcement	Price /	Price /	Price /	Price /
	Date	TBV	Core LTM EPS	Current FY EPS	Next FY EPS
CNB Financial Corp. / ESSA Bancorp, Inc.	1/10/2025	96%	12.3x	-	-
Northwest Bancshares, Inc. / Penns Woods Bancorp, Inc.	12/17/2024	139%	13.6x	-	-
Independent Bank Corp. / Enterprise Bancorp, Inc.	12/9/2024	155%	16.4x	-	-
EverBank Financial Corp / Sterling Bank and Trust, FSB	9/16/2024	82%	31.8x	-	-
NBT Bancorp Inc. / Evans Bancorp, Inc.	9/9/2024	132%	32.5x	24.5x	18.3x
ConnectOne Bancorp Inc. / The First of Long Island Corporation	9/5/2024	74%	12.7x	14.8x	10.8x
WesBanco Inc. / Premier Financial Corp.	7/26/2024	142%	11.9x	12.9x	11.9x
Eastern Bankshares Inc. / Cambridge Bancorp	9/19/2023	114%	10.3x	13.6x	15.0x

The disclosure under the heading “THE MERGER – Interests of HarborOne’s Executive Officers and Directors in the Merger” is hereby supplemented by adding the following additional paragraph following the last paragraph of page 68 of the proxy statement/prospectus:

Additional Benefits or Agreements. Except as described elsewhere in this section under the caption “Interests of HarborOne’s Executive Officers and Directors in the Merger,” as of the date of this proxy statement/prospectus, none of HarborOne’s directors or executive officers have entered into any agreement with respect to service with, or the right to purchase or participate in the equity of, Eastern or one or more of its affiliates.

Forward-looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of HarborOne and Eastern.

Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Eastern’s and HarborOne’s current expectations and assumptions regarding Eastern’s and HarborOne’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Any number of risks, uncertainties, or other factors could affect Eastern’s and HarborOne’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Eastern or HarborOne; delays in completing the Proposed Transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Proposed Transaction) or shareholder approvals, or to satisfy any of the other conditions to the Proposed Transaction on a timely basis or at all, including the ability of Eastern and HarborOne to meet expectations regarding the timing, completion and accounting and tax treatments of the Proposed Transaction; the possibility that the anticipated benefits of the Proposed Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Eastern and HarborOne do business; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the possibility that revenues following the Proposed Transaction may be lower than expected; the impact of certain restrictions during the pendency of the Proposed Transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the ability to complete the Proposed Transaction and integration of Eastern and HarborOne successfully; the dilution caused by Eastern’s issuance of additional shares of its capital stock in connection with the Proposed Transaction; and the potential impact of general economic, political or market factors on the companies or the Proposed Transaction and other factors that may affect future results of Eastern or HarborOne. The foregoing list of factors is not exhaustive. Except to the extent required by applicable law or regulation, each of Eastern and HarborOne disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Eastern, HarborOne and factors which could affect the forward-looking statements contained herein can be found in Eastern’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the period ended March 31, 2025, and its other filings with the SEC, and in HarborOne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the period ended March 31, 2025, its Quarterly Reports on Form 10-Q for the period ended June 30, 2025, and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov. Annualized, proforma, projected, and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results.

No Offer or Solicitation

This communication is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Eastern, HarborOne or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information About the Merger and Where to Find It

In connection with the Proposed Transaction, Eastern filed a registration statement on Form S-4 with the SEC that includes a proxy statement of HarborOne, which has been distributed to the shareholders of HarborOne in connection with their votes on the merger of HarborOne with and into Eastern. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain these documents, and any other documents Eastern and HarborOne have filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing Eastern’s website at https://investor.easternbank.com under the tab “Financials” and then under the heading “SEC Filings”, or by accessing HarborOne’s website at https://www.HarborOne.com/ under the tab “Investor Relations” and then under the heading “SEC Filings.” In addition, documents filed with the SEC by Eastern or HarborOne will be available free of charge by requesting them in writing or by telephone from the appropriate company at the following address and phone number:

Eastern Bankshares, Inc. Investor Relations Email: a.hersom@easternbank.com Telephone: (860) 707-4432	HarborOne Bancorp, Inc. Investor Relations Email: SFinocchio@HarborOne.com Telephone: (508) 895-1180

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of HarborOne may also be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction from the shareholders of HarborOne. Information about the directors and executive officers of HarborOne is included in HarborOne’s definitive proxy statement on Schedule 14A for the 2025 annual meeting of shareholders, which was filed with the SEC on April 1, 2025.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the Proposed Transaction. Free copies of this document may be obtained as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Joseph F. Casey

	Name:	Joseph F. Casey
	Title:	President and
Chief Executive Officer

Date: August 6, 2025